                                                                   EXHIBIT 99.A2











                                     BYLAWS


                                       of

                               DTE ENERGY COMPANY


                      As amended through September 22, 1999

                                     BYLAWS
                                       of
                               DTE ENERGY COMPANY


                                      INDEX


                                                                                                      Page
                                                                                                      ----

                                    ARTICLE I

Shareholders............................................................................................1
         SECTION 1.         Annual Meeting..............................................................1
         SECTION 2.        Special Meetings.............................................................1
         SECTION 3.         Notice of Meetings..........................................................1
         SECTION 4.         Quorum......................................................................2
         SECTION 5.        Voting and Inspectors........................................................2
         SECTION 6.         Record of Shareholders......................................................2
         SECTION 7.        List of Shareholders.........................................................2
         SECTION 8.        Order of Business............................................................3


                                   ARTICLE II

Board of Directors and Committees.......................................................................4
         SECTION 1          Number, Time of Holding Office, and Limitation on
                           Age..........................................................................4
         SECTION 2.         Vacancies...................................................................5
         SECTION 3.         Nominations of Directors; Elections.........................................5
         SECTION 4.         Meetings of the Board.......................................................6
         SECTION 5.         Quorum......................................................................6
         SECTION 6.         Annual Meeting of Directors.................................................7
         SECTION 7.         Executive Committee.........................................................7
         SECTION 8.         Committees..................................................................7
         SECTION 9.         Participation in Meetings...................................................7
         SECTION 10.        Compensation................................................................8


                                   ARTICLE III

Officers................................................................................................8
         SECTION 1.         Officers and Agents.........................................................8
         SECTION 2.         Term of Office..............................................................8
         SECTION 3.         Chairman of the Board.......................................................8
         SECTION 4.         President...................................................................8
         SECTION 5.        Other Officers...............................................................9
         SECTION 6.         Compensation................................................................9
         SECTION 7.         Voting of Shares and Securities
                           of Other Corporations........................................................9




                                   ARTICLE IV

Capital Stock...........................................................................................9
         SECTION  1.       Certificates of Shares.......................................................9
         SECTION  2.       Transfer of Shares...........................................................9
         SECTION  3.       Lost or Destroyed Stock Certificates.........................................9


                                    ARTICLE V

Checks, Notes, Bonds, Debentures, etc..................................................................10


                                   ARTICLE VI

Corporate Seal........................................................................................10


                                   ARTICLE VII

Control Share Acquisitions............................................................................10


                                  ARTICLE VIII

Amendment of Bylaws...................................................................................10



























                                       ii


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                                     BYLAWS

                                       OF

                               DTE ENERGY COMPANY

                      AS AMENDED THROUGH SEPTEMBER 22, 1999


                                    ARTICLE I

                                  SHAREHOLDERS

         Section 1. ANNUAL MEETING. The annual meeting of the shareholders of the Company shall be held on the fourth Wednesday of April in each year (or if said day be a legal holiday, then on the next succeeding day not a legal holiday) or at such other date, and at such time and at such place as may be fixed by the Board of Directors and stated in the notice of meeting, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting as determined by Article I, Section 8 hereof.

         Section 2. SPECIAL MEETINGS. Special meetings of the shareholders may be held upon call of the Board of Directors or the Chairman of the Board or the President or the holders of record of three-quarters of the outstanding shares of stock of the Company entitled to vote at such meeting, at such time as may be fixed by the Board of Directors or the Chairman of the Board or the President or such shareholders and stated in the notice of meeting. All such meetings shall be held at the office of the Company in the City of Detroit unless some other place is specified in the notice.

         Section 3. NOTICE OF MEETINGS. Written notice of the date, time, place and purpose or purposes of every meeting of the shareholders, signed by the Corporate Secretary or an Assistant Corporate Secretary, shall be given either personally or by mail, within the time prescribed by law, to each shareholder of record entitled to vote at such meeting and to any shareholder who, by reason of any action proposed to be taken at such meeting, might be entitled to receive payment for such stock if such action were taken. If mailed, such notice is given when deposited in the United States mail, with postage prepaid, directed to the shareholder at the address as it appears on the record of shareholders, or, if the shareholders shall have filed with the Corporate Secretary of the Company a written request that notices intended for such shareholder be mailed to some other address, then directed to the address designated in such request. Further notice shall be given by mail, publication, or otherwise, if and as required by law.

         Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The


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



attendance of any shareholder at the meeting, in person or by proxy, without protesting at the beginning of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.

         Notice of a special meeting shall also indicate that it is being issued by or at the direction of the person or persons calling the meeting.

         Section 4. QUORUM. At every meeting of the shareholders, the holders of record of a majority of the outstanding shares of stock of the Company entitled to vote at such meeting, whether present in person or represented by proxy, shall constitute a quorum. If at any meeting there shall be no quorum, the holders of a majority of the outstanding shares of stock so present or represented may adjourn the meeting from time to time, without notice (unless otherwise required by statute) other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholder.

         Section 5. VOTING AND INSPECTORS. Except as provided in the Articles of Incorporation, each holder of record of outstanding shares of stock of the Company entitled to vote at a meeting of shareholders shall be entitled to one vote for each share of stock standing in the shareholder's name on the record of shareholders, and may so vote either in person or by proxy appointed by instrument in writing executed by such holder or by the shareholder's duly authorized attorney-in-fact. No proxy shall be valid after the expiration of three years from the date of its execution unless the shareholder executing it shall have specified the length of time it is to continue in force which shall be for some limited period. The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Corporate Secretary or an Assistant Corporate Secretary.

         In advance of any meeting of shareholders, the Board of Directors may appoint one or more inspectors for the meeting. If inspectors are not so appointed, the chairman of the meeting shall appoint such inspectors. Before entering upon the discharge of their duties, the inspectors shall take and subscribe an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability, and shall take charge of the polls and after balloting shall make a certificate of the result of the vote taken. No officer or director of the Company or candidate for office of director shall be appointed as an inspector. At all elections of directors the voting shall be by ballot and a plurality of the votes cast shall elect.

         Section 6. RECORD OF SHAREHOLDERS. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a



                                       2

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meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. The record date shall not precede the date upon which it is fixed and shall not be less than 10 days nor more than the maximum number of days permitted by law before the date of the meeting, or taking of any other action.

         Section 7. LIST OF SHAREHOLDERS. A list of shareholders of record, arranged alphabetically within each class and series of stock, as of the record date, certified by the Corporate Secretary or any Assistant Corporate Secretary or by a transfer agent, shall be produced at any meeting of shareholders and may be inspected by any shareholder at any time during the meeting. If the right to vote at any meeting is challenged, the inspectors, or the chairman presiding at the meeting, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear on such list to be shareholders entitled to vote thereat may vote at such meeting.

         SECTION 8. ORDER OF BUSINESS. (a) The Chairman, or such other officer of the Company designated by a majority of the total number of directors that the Company would have if there were no vacancies on the Board of Directors (such number being referred to as the "Whole Board"), will call meetings of shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting including, without limitation, by imposing restrictions on the persons (other than shareholders of the Company or their duly appointed proxies) who may attend any such shareholders' meeting, by ascertaining whether any shareholder or his proxy may be excluded from any meeting of shareholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings of the meeting, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of shareholders.

         (b) At an annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chairman, the President, a Vice President, the Corporate Secretary or an Assistant Corporate Secretary in accordance with Section 3 of this Article I;
(ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board; or (iii) otherwise properly requested to be brought before the meeting by a shareholder of the Company in accordance with Section 8(c) below.

         (c) For business to be properly requested by a shareholder to be brought before an annual meeting, the shareholder must (i) be a shareholder of the Company



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of record at the time of the giving of the notice for such annual meeting provided for in these Bylaws; (ii) be entitled to vote at such meeting; and
(iii) have given timely notice thereof in writing to the Corporate Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 nor more than 90 calendar days prior to the annual meeting; provided, however, that in the event public announcement of the date of the annual meeting is not made at least 100 calendar days prior to the date of the annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. A shareholder's notice to the Corporate Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made; (c) the class and number of shares of the Company that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made; and (d) any material interest in such business of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made. Notwithstanding the foregoing provisions of this Section 8(c), a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 8(c). For purposes of this Section 8(c) and Section 3 of Article II, "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or publicly filed by the Company with any national securities exchange or quotation service through which the Company's stock is listed or traded, or furnished by the Company to its shareholders. Nothing in this Section 8(c) will be deemed to affect any rights of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

         (d) At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman, the President, a Vice President, the Corporate Secretary or an Assistant Corporate Secretary (or in case of their failure to give any required notice, the other persons entitled to give notice) in accordance with Section 3 of Article I or (ii) otherwise brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board.

         (e) The determination of whether any business sought to be brought before

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any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Section 8 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.


                                   ARTICLE II

                        BOARD OF DIRECTORS AND COMMITTEES

         Section 1. NUMBER, TIME OF HOLDING OFFICE AND LIMITATION ON AGE. The business and affairs of the Company shall be managed by or under the direction of a Board of Directors. The number of directors constituting the Whole Board shall be determined from time to time by resolution of the Board so long as the total number of directors is not less than ten nor more than eighteen; provided, however, that the minimum and maximum number of directors may be increased or decreased from time to time by vote of a majority of the Whole Board; and, further provided that no change in the number of directors shall serve to shorten the term of office of any incumbent director. The directors shall be divided into three classes, as nearly equal in number as possible, and the term of the office of the first class shall expire at the 1996 annual meeting of shareholders, the term of office of the second class shall expire at the 1997 annual meeting of shareholders and the term of office of the third class shall expire at the 1998 annual meeting of shareholders, or, in each case, until their successors shall be duly elected and qualified. At each annual meeting commencing in 1996, a number of directors equal to the number of the class whose term expires at the time of the meeting shall be elected to hold office until the third succeeding annual meeting of shareholders. If at any time the holders of any series of the Company's Preferred Stock are entitled to elect directors pursuant to the Articles of Incorporation of the Company, then the provisions of such series of Preferred Stock with respect to their rights shall apply and such directors shall be elected in a manner and for terms expiring consistent with the Articles of Incorporation.

         Except as hereinafter provided, each director shall be a holder of Common Stock of the Company at the time of initial election to the Board or shall become a holder within 30 days after such election (to the extent of at least one share, owned beneficially). Any director who thereafter ceases to be such a holder, shall thereupon cease to be a director. The Board shall have the authority to waive the requirement to hold shares in individual situations upon presentation of evidence that a nominee or director is unable to hold shares for legal or religious reasons.

         No person who shall have served as an employee of the Company or an affiliate shall be elected a director after retiring from employment with the Company or an affiliate; provided, however, that if such person was the Chief Executive Officer of the Company at the time of such retirement, such person shall be eligible for election as a director until attaining age 70. No other person shall be elected a director after


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


attaining age 70; provided, however, the Board shall have the authority to waive this provision for no more than one three-year term upon a determination that circumstances exist which make it prudent to continue the service of a director who possesses special and unique expertise clearly beneficial to the Company.

         Section 2. VACANCIES. Whenever any vacancy shall occur in the Board of Directors by death, resignation, or any other cause, it shall be filled without undue delay by a majority vote of the remaining members of the Board of Directors (even if constituting less than a quorum), and the person who is to fill any such vacancy shall hold office for the unexpired term of the director to whom such person succeeds, or for the term fixed by the Board of Directors acting in compliance with Section l of this Article II in case of a vacancy created by an increase in the number of directors, and until a successor shall be elected and shall have qualified; provided, however, that no vacancy need be filled if, after such vacancy shall occur, the number of directors remaining on the Board shall be not less than a majority of the Whole Board. During the existence of any vacancy or vacancies, the surviving or remaining directors shall possess and may exercise all the powers of the full Board of Directors, when action by a larger number is not required by law.

         SECTION 3. NOMINATIONS OF DIRECTORS; ELECTION. (a) Except as may be otherwise provided in any resolution establishing any Preferred Stock, only persons who are nominated in accordance with this Section 3 will be eligible for election at a meeting of shareholders to be members of the Board of Directors of the Company.

         (b) Nominations of persons for election as directors of the Company may be made only at an annual meeting of shareholders (i) by or at the direction of the Board of Directors or a committee thereof or (ii) by any shareholder who is a shareholder of record at the time of giving of notice provided for in this
Section 3, who is entitled to vote for the election of directors at such meeting, and who complies with the procedures set forth in this Section 3. All nominations by shareholders must be made pursuant to timely notice in proper written form to the Corporate Secretary.

         (c) To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 nor more than 90 calendar days prior to the annual meeting of shareholders; provided, however, that in the event that public announcement of the date of the annual meeting is not made at least 100 calendar days prior to the date of the annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement (as defined in Section 8(c ) of Article I) is first made of the date of the annual meeting. To be in proper written form, such shareholder's notice must set forth or include: (i) the name and address, as they appear on the Company's books, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the shareholder giving the notice is a holder of record of stock of the Company entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the

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


notice; (iii) the class and number of shares of stock of the Company owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice; (v) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (vi) the signed consent of each nominee to serve as a director of the Company if so elected. The presiding officer of any annual meeting may, if the facts warrant, determine that a nomination was not made in accordance with this Section 3, and if he or she should so determine, he or she will so declare to the meeting, and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Section 3, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 3.


         Section 4. MEETINGS OF THE BOARD. Regular meetings of the Board of Directors shall be held at such times and at such places as may from time to time be fixed by the Board of Directors.

         Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or, in the event of the incapacity of the Chairman of the Board and the President, the Executive Committee by giving reasonable notice of the time and place of such meetings or by obtaining written waivers of notice, before or after the meeting, from each absent director. All such meetings shall be held at the office of the Company in the City of Detroit unless some other place is specified in the notice.

         A notice, or waiver of notice, need not specify the purpose of the meeting.

         Section 5. QUORUM. A majority of the directors in office at the time of a meeting of the Board, shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. The acts of a majority of the directors present at any meeting at which there is a quorum shall be the acts of the Board, unless otherwise provided by law, by the Articles of Incorporation or by the Bylaws.

         Section 6. ANNUAL MEETING OF DIRECTORS. A meeting of the Board of




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Directors, known as the directors' annual meeting, shall be held without notice each year after the adjournment of the annual shareholders' meeting and on the same day. At such meeting the officers of the Company for the ensuing year shall be elected. If a quorum of the directors is not present on the day appointed for the directors' annual meeting, the meeting shall be adjourned to some convenient day.

         Section 7. EXECUTIVE COMMITTEE. The Board of Directors may, by resolution or resolutions passed by a majority of the Whole Board, designate an Executive Committee to consist of the Chief Executive Officer and two or more of the other directors, and alternates, and shall designate the Chairman thereof. The Executive Committee shall have and may exercise, when the Board is not in session, all of the powers of the Board in the management of the business and affairs of the Company, and shall have power to authorize the seal of the Company to be affixed to all papers which may require it. The Executive Committee shall not have power to (a) amend these Bylaws, (b) change the number of directors constituting the Whole Board or fill vacancies in the Board, (c) declare dividends, (d) establish, change the membership of, or fill vacancies in, any committee, (e) fix the compensation of the directors or committee members, (f) submit matters for action by shareholders, or (g) amend or repeal a resolution of the Board which by its terms may not be changed by the Executive Committee. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, the Executive Committee. The Executive Committee may make rules for the conduct of its business and may appoint such subcommittees and assistants as it shall from time to time deem necessary. A majority of the members of the Executive Committee shall constitute a quorum. All action taken by the Executive Committee shall be reported to the Board at its next meeting succeeding such action. The Corporate Secretary or an Assistant Corporate Secretary shall attend and act as the secretary of all meetings of the Committee and keep the minutes thereof.

         Meetings of the Executive Committee may be called by the Chairman of the Board, or, the President, or, in the event of the incapacity of the Chairman of the Board and the President, by two or more members of the Executive Committee by giving reasonable notice of the time and place of such meetings. All such meetings shall be held at the office of the Company in the City of Detroit unless some other place is specified in the notice.

         Section 8. COMMITTEES. The Board of Directors may, by resolution, create a committee or committees of one or more directors, and alternates, to consider and report upon or to carry out such matters (not excepted by Article II, Section 7) as may be entrusted to them by the Board of Directors, and shall designate the Chairman of each such committee.

         Section 9. PARTICIPATION IN MEETINGS. One or more members of the Board of Directors or any committee may participate in any meeting of such Board or such committee by means of a conference telephone or similar communications equipment


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


which enables all persons participating in such a meeting to hear each other at the same time. Participation in the manner so described shall constitute presence in person at such meetings.

         Section 10. COMPENSATION. Each director of the Company who is not a salaried officer or employee of the Company may receive reasonable compensation for services as a director, including a reasonable fee for attendance at meetings of the Board and committees thereof, and attendance at the Company's request at other meetings or similar activities related to the Company.


                                   ARTICLE III

                                    OFFICERS

         Section 1. OFFICERS AND AGENTS. The officers of the Company to be elected by the Board of Directors, as soon as practicable after the election of directors each year, shall be Chairman of the Board, the President, a Corporate Secretary and a Treasurer. The Board of Directors may also from time to time elect one or more Vice Presidents, a Controller, a General Auditor, a General Counsel, and such other officers and agents as it may deem proper. The Chairman of the Board and the President shall be chosen from among the directors. The persons holding the offices of Chairman of the Board or President may not also hold the office of General Auditor. The Board of Directors may, in its discretion, leave vacant any office other than that of Chairman of the Board, President, Corporate Secretary, or Treasurer.

         Section 2. TERM OF OFFICE. The term of office of all officers shall be until the next directors' annual meeting or until their respective successors are chosen and qualified. Any officer or agent elected by the Board of Directors may be removed by the Board at any time, with or without cause.

         Section 3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the Chief Executive Officer of the Company and, shall preside at all meetings of the Board of Directors and, subject to Section 8(a) of Article I, meetings of shareholders, at which the Chairman is present, and shall make the annual report to the shareholders. The Chairman shall have general charge of the business and affairs of the Company subject to the control of the Board of Directors, may create in the name of the Company any authorized corporate obligation or other instrument and shall perform such other functions as may be prescribed by the Board from time to time.

         The Chairman of the Board shall manage or supervise the conduct of the corporate finances and relations of the Company with its shareholders, with the public, and with regulatory authorities, and in addition to the President, may exercise all powers elsewhere in the Bylaws conferred upon the President. The Chairman may delegate from time to time to


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


the President or to other officers, employees or positions of the Company, such powers as the Chairman may specify in writing, with such terms and conditions, if any, as the Chairman may set forth. A copy of each such delegation and of any revocation or change shall be filed with the Corporate Secretary.

         Section 4. PRESIDENT. The President shall be the chief operating officer of the Company, subject to the control of the Board of Directors and the Chairman of the Board, shall have power to authorize the employment of such subordinate employees as may, in the President's judgment, be advisable for the operations of the Company, may execute in the name of the Company any authorized corporate obligation or other instrument, and shall perform all other acts incident to the President's office or prescribed by the Board of Directors or the Chairman of the Board, or authorized or required by law. During the absence or disability of the Chairman of the Board, the President shall assume the duties and authority of the Chairman of the Board and shall be the Chief Executive Officer of the Company.

         Section 5. OTHER OFFICERS. The other officers, agents, and employees of the Company shall each have such powers and perform such duties in the management of the property and affairs of the Company, subject to the control of the Board of Directors, as generally pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board of Directors, by the Chairman of the Board, or by the President.

         Section 6. COMPENSATION. The Board of Directors shall determine the compensation to be paid to the Chairman of the Board, the President, and each Vice President above the level of Assistant Vice President.

         Section 7. VOTING OF SHARES AND SECURITIES OF OTHER CORPORATIONS. Unless the Board of Directors otherwise directs, the Company's Chairman of the Board and President shall each be entitled to vote or designate a proxy to vote all shares and other securities which the Company owns in any other corporation or entity.

                                   ARTICLE IV

                                  CAPITAL STOCK

         Section 1. CERTIFICATES OF SHARES. The interest of each shareholder shall be evidenced by a certificate or certificates for shares of stock of the Company in such form as the Board of Directors may from time to time prescribe. The certificates of stock shall be signed by the Chairman of the Board, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Corporate Secretary, or an Assistant Corporate Secretary of the Company, and shall be countersigned by a transfer agent for the stock and registered by a registrar for such stock. The signatures of the officers and the transfer agent and the registrar upon such


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certificates may be facsimiles, engraved, or printed, subject to the provisions of applicable law. In case any officer, transfer agent, or registrar shall cease to serve in that capacity after their facsimile signature has been placed on a certificate, the certificates may be issued with the same effect as if the officer, transfer agent, or registrar were still in office.

         Section 2. TRANSFER OF SHARES. Shares in the capital stock of the Company shall be transferred on the books of the Company upon surrender and cancellation of certificates for a like number of shares, with duly executed power to transfer endorsed on or attached to the certificate.

         Section 3. LOST OR DESTROYED STOCK CERTIFICATES. No certificate for shares of stock of the Company shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction, and upon indemnification of the Company and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.


                                    ARTICLE V

                     CHECKS, NOTES, BONDS, DEBENTURES, ETC.

         All checks and drafts on the Company's bank accounts, all bills of exchange and promissory notes, and all acceptances, obligations, and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents, either manually or by facsimile signature or signatures, as shall be thereunto authorized from time to time by the Board of Directors either generally or in specific instances; provided that bonds, debentures, and other evidences of indebtedness of the Company bearing facsimile signatures of officers of the Company shall be issued only when authenticated by a manual signature on behalf of a trustee or an authenticating agent appointed by the Board of Directors. In case any such officer of the Company shall cease to be such after such officer's facsimile signature has been placed thereon, such bonds, debentures or other evidences of indebtedness may be issued with the same effect as if such person were still in office.

                                   ARTICLE VI

                                 CORPORATE SEAL

         The Board of Directors shall provide a suitable seal containing the name of the Company.



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                                   ARTICLE VII

                           CONTROL SHARE ACQUISITIONS

         The Stacey, Bennett, and Randall Shareholder Equity Act (Chapter 7B of the Michigan Business Corporation Act) shall not apply to any control share acquisitions (as defined in such Act) of shares of the Company.

         This Article VII of the Bylaws may not be amended, altered, or repealed with respect to any control share acquisition of shares of the Company effected pursuant to a tender offer or other transaction commenced prior to the date of such amendment, alteration, or repeal.


                                  ARTICLE VIII

                               AMENDMENT OF BYLAWS

         Those provisions of these Bylaws providing for a classified Board of Directors (currently the third, fourth and fifth sentences of the first paragraph of Section 1 of Article II) and the provisions of this sentence may be amended or repealed only by the affirmative vote of the holders of a majority of shares of Common Stock of the Company. Except as provided in the immediately preceding sentence, Bylaws of the Company may be amended, repealed or adopted by vote of the holders of a majority of shares at the time entitled to vote in the election of any directors or by vote of a majority of the directors in office.





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